AMENDED AND RESTATED
INVESTMENT SUB-ADVISORY
AGREEMENT

This AGREEMENT, made this 10th
day of December, 2007, by and
between THE VARIABLE ANNUITY
LIFE INSURANCE
COMPANY ( VALIC ), and AMERICAN
CENTURY
INVESTMENT MANAGEMENT, INC. (
American Century ),
hereinafter referred to as the
SUB-ADVISER,  amends and
restates
the Investment Sub-Advisory
Agreement between VALIC and
American Century dated August
29, 2001.

         VALIC and the SUB-
ADVISER recognize the following:

(a)	VALIC is a life insurance
company
organized under Chapter 3 of the
Texas
Insurance Code and an investment
adviser
registered under the Investment
Advisers
Act of 1940, as amended (
Advisers Act ).

(b)	VALIC is engaged as the
investment
adviser of VALIC Company I ( VC
I ),
pursuant to an Investment
Advisory
Agreement between VALIC and VC
I, an
investment company organized
under the
general corporate laws of
Maryland as a
series type of investment
company issuing
separate classes (or series) of
shares of
common stock. VC I is registered
as an
open-end, management investment
company under the Investment
Company
Act of 1940, as amended ( 1940
Act ).
The 1940 Act prohibits any
person from
acting as an investment adviser
of a
registered investment company
except
pursuant to a written contract.

(c)	VC I currently consists of
thirty-two
portfolios ( Funds ):



        Asset Allocation Fund
        Blue Chip Growth Fund
        Broad Cap Value Income
Fund
        Capital Conservation
Fund
        Core Equity Fund
        Core Value Fund
        Foreign Value Fund
        Global Equity Fund
        Global Social Awareness
Fund
        Global Strategy Fund
        Government Securities
Fund
        Growth & Income Fund
    	Growth Fund
        Health Sciences Fund
        Inflation Protected Fund
        International Equities
Fund


International Government Bond
Fund
International Growth I Fund
Large Cap Core Fund
Large Capital Growth Fund
Mid Cap Index Fund
Mid Cap Strategic Growth Fund
Money Market I Fund
Nasdaq-100  Index Fund
Science & Technology Fund
Small Cap Aggressive Growth Fund
Small Cap Fund
Small Cap Index Fund
Small Cap Special Values Fund
Small Cap Strategic Growth Fund
Stock Index Fund
    Value Fund



In accordance with VC I's
Articles of Incorporation (the
Articles ), new Funds
may be
added to VC I upon approval of
VC I s Board of Directors
without the approval of
Fund
shareholders. This Agreement
will apply only to Funds set
forth on the attached
Schedule A,
and any other Funds as may be
added or deleted by amendment to
the attached
Schedule A
( Covered Funds ).

(d)	The SUB-ADVISER is engaged
principally in the business of
rendering
investment advisory
services and is registered as an
investment adviser under the
Advisers Act.

(e)	VALIC desires to enter
into an Investment Sub-Advisory
Agreement with the
SUB-
ADVISER for the assets of the
Covered Funds.



VALIC and the SUB-ADVISER agree
as follows:

1.	Services Rendered and
Expenses Paid by the SUB-ADVISER

The SUB-ADVISER, subject to the
control, direction, and
supervision of VALIC and
VC I's Board of Directors and in
material conformity with the
1940 Act, all
applicable laws and regulations
thereunder, all other applicable
federal and
state securities and tax laws
and regulations, including
section 817(h) and
Subchapter M of the Internal
Revenue Code of 1986, as amended
(the  Code ),
VC I's Articles, Bylaws,
registration statements,
prospectus and stated
investment objectives, policies
and restrictions and any
applicable procedures
adopted by VC I s Board of
Directors and provided to the
SUB-ADVISER in writing
shall:

(a)	manage the investment and
reinvestment of the assets of
the Covered Funds,
including, for example,the
evaluation of pertinent
economic, statistical,
financial,and other data, the
determination of the industries
and companies to
be
represented in each Covered Fund
s portfolio, and the formulation
and
implementation of investment
programs;

(b)	maintain a trading desk
and place orders for the
purchase and
sale of portfolio investments
(including futures contracts and
options thereon)
for each Covered Fund s account
with brokers or dealers
(including futures
commission merchants) selected
by the SUB-ADVISER, or arrange
for any other
entity to provide a trading desk
and to place orders with brokers
and dealers
(including futures commission
merchants) selected by the SUB-
ADVISER, subject
to the SUB-ADVISER s control,
direction, and supervision,
which brokers or
dealers may include brokers or
dealers (including futures
commission merchants)
affiliated with the SUB-ADVISER,
subject to applicable law.

The SUB-ADVISER will assist the
Covered Funds and their agents
in determining
whether prices obtained for
valuation purposes accurately
reflect the prices
on the SUB-ADVISER's portfolio
records relating to the assets
of the Covered Funds for which
the SUB-ADVISER has
responsibility on a quarterly
basis (unless otherwise agreed
upon by the parties hereto) and
at such other
times as VALIC shall reasonably
request.

In performing the services
described in paragraph (b)
above, the SUB-ADVISER
shall use its best efforts to
obtain for the Covered Funds the
best execution
of portfolio transactions. The
SUB-ADVISER is responsible for
decisions to
buy and sell securities for the
Covered Funds, broker-dealer
selection, and
negotiation of brokerage
commission rates. Subject to
approval by VC I's Board
of Directors of appropriate
policies and procedures, the
SUB-ADVISER may cause
the Covered Funds to pay to a
broker a commission, for
effecting a portfolio
transaction, in excess of the
commission another broker would
have charged for
effecting the same transaction,
if the first broker provided
brokerage and/or
research services to the SUB-
ADVISER. The SUB-ADVISER shall
not be deemed to
have acted unlawfully, or to
have breached any duty created
by this Agreement,
or otherwise, solely by reason
of acting in accordance with
such authorization.
Notwithstanding the above,
nothing shall require the SUB-
ADVISER to use a
broker that provides research
services or to use a particular
broker
recommended by VALIC.

The SUB-ADVISER may aggregate,
or, if appropriate, cross sales
and purchase
orders of securities held by the
Covered Funds with similar
orders being made
simultaneously for other
accounts managed by the SUB-
ADVISER or with accounts
of the affiliates of the SUB-
ADVISER, if in the SUB-ADVISER's
reasonable
judgment such aggregation shall
result in an overall economic
benefit to the
Covered Funds considering the
advantageous selling or purchase
price,
brokerage commission and other
expenses. In accounting for such
aggregated
order price, commission and
other expenses shall be averaged
on a per bond or
share basis daily. If any trades
are crossed, SUB-ADVISER may
charge the
Covered Funds for reasonable
expenses incurred in such cross-
trades,
excluding brokerage commissions,
fees (other than customary
transfer fees),
or other remuneration paid in
connection with the transaction.
A transaction
fee charged by a brokerage or a
custodial bank will be
considered a customary
transfer fee for purposes of
this Agreement. VALIC
acknowledges that the
determination of such economic
benefit to the Covered Funds by
the SUB-ADVISER
is subjective and represents the
SUB-ADVISER s evaluation that
the Covered
Funds are benefited by
relatively better purchase or
sales prices, lower
commission expenses and
beneficial timing of
transactions or a combination of
these and other factors.

VALIC authorizes and empowers
the SUB-ADVISER to direct the
Covered Funds'
Custodian to open and maintain
brokerage accounts for
securities and other
property, including financial
and commodity futures and
commodities and options
thereon (all such accounts
hereinafter called  brokerage
accounts ) for and in
the name of the Covered Funds
and to execute for each Covered
Fund as its
agent and attorney-in-fact
standard customer agreements
with such broker or
brokers as the SUB-ADVISER shall
select as provided above. With
respect to
brokerage accounts for financial
and commodity futures and
commodities and
options thereon, the SUB-ADVISER
shall select such brokers, as
approved by
VALIC, prior to the
establishment of such brokerage
account. The SUB-ADVISER
may, using such of the
securities and other property in
the Covered Funds as
the SUB-ADVISER deems necessary
or desirable, direct the Covered
Funds
Custodian to deposit for the
Covered Funds original and
maintenance brokerage
and margin deposits and
otherwise direct payments of
cash, cash equivalents
and securities and other
property into such brokerage
accounts and to such
brokers as the SUB-ADVISER deems
desirable or appropriate.

The SUB-ADVISER shall maintain
records adequately demonstrating
compliance
with its obligations under this
Agreement and report quarterly
to VALIC and
VC I's Board of Directors
regarding the performance of its
services under this
Agreement. The SUB-ADVISER will
make available to VALIC and VC I
promptly upon
their reasonable written request
all of the Covered Funds
investment records
and ledgers to assist VALIC and
VC I in compliance with respect
to each
Covered Fund's securities
transactions as required by the
1940 Act and the
Advisers Act, as well as other
applicable laws. The SUB-ADVISER
will
furnish VC I s Board of
Directors such quarterly and
special reports as VALIC
and VC I s Board of Directors
may reasonably request, in a
format to be agreed
upon by VALIC and the SUB-
ADVISER. The SUB-ADVISER will
furnish to regulatory
authorities any information or
reports in connection with such
services which
may be requested by such
regulatory authorities in order
to ascertain whether
the operations of the Covered
Funds are being conducted in a
manner consistent
with applicable laws and
regulations.

The SUB-ADVISER will not
disclose or use any records or
information obtained
pursuant to this Agreement in
any manner whatsoever except as
expressly
authorized in this Agreement,
and will keep confidential any
non-public
information obtained directly as
a result of this service
relationship, and
the SUB-ADVISER shall disclose
such non-public information only
if VALIC or
the Board of Directors of VC I
has authorized such disclosure,
or if such
information is or hereafter
otherwise is known by the SUB-
ADVISER or has been
disclosed, directly or
indirectly, by VALIC or the Fund
to others becomes
ascertainable from public or
published information or trade
sources, or if
such disclosure is expressly
required or requested by
applicable federal or
state regulatory authorities, or
to the extent such disclosure is
reasonably
required by auditors or
attorneys of the SUB-ADVISER in
connection with the
performance of their
professional services.
Notwithstanding the foregoing,
the SUB-ADVISER may disclose the
total return
earned by the Covered Funds and
may include such total return in
the
calculation of composite
performance information without
prior approval by
VALIC or the Board of Directors
of VC I.

Should VALIC at any time make
any definite determination as to
a change in
any investment policy and notify
the SUB-ADVISER in writing of
such
determination, the SUB-ADVISER
shall be bound by such
determination for the
period, if any, specified in
such notice or until similarly
notified that such
determination has been revoked,
provided such determination will
permit
SUB-ADVISER to comply with the
first paragraph of this Section.

The SUB-ADVISER will not hold
money or investments on behalf
of VC I. The money
and investments will be held by
the Custodian of VC I. The SUB-
ADVISER will
arrange for the transmission to
the Custodian for VC I, on a
daily basis,
such confirmation, trade tickets
and other documents as may be
necessary to
enable it to perform its
administrative responsibilities
with respect to the
Covered Funds. The SUB-ADVISER
further shall have the authority
to instruct the
Custodian of VC I (i) to pay
cash for securities and other
property delivered,
or to be delivered, to the
Custodian for VC I (ii) to
deliver securities and
other property against payment
for VC I, and (iii) to transfer
assets and funds
to such brokerage accounts as
the SUB-ADVISER may designate,
all consistent
with the powers, authorities and
limitations set forth herein.
The SUB-ADVISER
shall not have the authority to
cause the Custodian to deliver
securities and
other property except as
expressly provided for in this
Agreement.

The SUB-ADVISER shall for all
purposes herein be deemed to be
an independent
contractor and shall, unless
otherwise provided or
authorized, have no
authority to act or represent
VALIC or the Fund other than in
furtherance of
the SUB-ADVISER's duties and
responsibilities as set forth in
this Agreement.

Except as otherwise agreed, or
as otherwise provided herein,
the SUB-ADVISER
shall bear the expense of
discharging its responsibilities
hereunder and VALIC
shall pay, or arrange for others
to pay, all VALIC's expenses,
except that
VALIC shall in all events pay
the compensation described in
Section 2 of the
Agreement.

The SUB-ADVISER also represents
and warrants that in furnishing
services
hereunder, the SUB-ADVISER will
not consult with any other sub-
adviser of the
Covered Funds or other series of
VC I, to the extent any other
sub-advisers are
engaged by VALIC, or any other
sub-advisers to other
investments companies that
are under common control with VC
I, concerning transactions of
the Covered Funds
in securities or other assets,
other than for purposes of
complying with the
conditions of paragraphs (a) and
(b) of Rule 12d3-1 under the
Act.

The SUB-ADVISER shall not be
responsible for taking any
action on behalf of the
Covered Funds in connection with
class action lawsuits involving
portfolio
securities owned by the Covered
Funds.
2.	Compensation of the SUB-
ADVISER

VALIC shall pay to the SUB-
ADVISER, as compensation for the
services rendered
and expenses paid by the SUB-
ADVISER, a monthly fee or fees
based on each
Covered
Fund's average daily net asset
value computed for each Covered
Fund as provided
for
herein and in the fee schedule
attached hereto as Schedule A.
Schedule
A may be amended from time to
time, provided that amendments
are made in
conformity with applicable laws
and regulations and the Articles
and Bylaws of VC I. Any change
in Schedule A
pertaining to any new or
existing Fund shall not be
deemed to affect the
interest of any other Fund and
shall not require the approval
of shareholders
of any other Fund.

The average daily net asset
value shall be determined by
taking the mean
average of all of the
determinations of net asset
value, made in the manner
provided in VC I's Declaration,
for each business day during a
given calendar
month. VALIC shall pay this fee
to the SUB-ADVISER for each
calendar month as
soon as practicable after the
end of that month, but in any
event no later than
ten (10) business days following
the end of the month, and shall
include or be
supplemented by such supporting
documentation as SUB-ADVISER
shall reasonably
request. Wire instructions are
attached as Schedule B to this
Agreement.

    If the SUB-ADVISER serves
for less than a whole month, the
foregoing
compensation shall be prorated.

The payment of advisory fees
related to the services of the
SUB-ADVISER under
this Agreement shall be the sole
responsibility of VALIC and
shall not be the
responsibility of VC I.

3.	Scope of the SUB-ADVISER's
Activities

VALIC understands that the SUB-
ADVISER and its affiliates now
act, will
continue to act and may act in
the future as investment adviser
to fiduciary
and other managed accounts and
as investment adviser to other
investment
companies, and VALIC has no
objection to the SUB-ADVISER so
acting, provided
that whenever a Covered Fund and
one or more other accounts or
investment
companies advised by the SUB-
ADVISER have available funds for
investment,
investments suitable and
appropriate for each will be
allocated in accordance
with the SUB-ADVISER's
allocation policy. The SUB-
ADVISER similarly agrees to
allocate opportunities to sell
securities. VALIC recognizes
that, in some
cases, this procedure may limit
the size of the position that
may be acquired
or sold for a Covered Fund. In
addition, VALIC understands that
the persons
employed by the SUB-ADVISER to
assist in the performance of the
SUB-ADVISER's
duties hereunder will not devote
their full time to such service
and nothing
contained herein shall be deemed
to limit or restrict the right
of the SUB-
ADVISER or any affiliate of the
SUB-ADVISER to engage in and
devote time and
attention to other business or
to render services of whatever
kind or nature.

Except as otherwise required by
the 1940 Act, any of the
shareholders,
directors, officers and
employees of VALIC may be a
shareholder, director,
officer or employee of, or be
otherwise interested in, the
SUB-ADVISER, and
in any person controlling,
controlled by or under common
control with the
SUB-ADVISER; and the SUB-
ADVISER, and any person
controlling, controlled by or
under common control with the
SUB-ADVISER, may have an
interest in VALIC.

The SUB-ADVISER shall not be
liable to VALIC, VC I, or to any
shareholder in a
Covered Fund, and VALIC shall
indemnify the SUB-ADVISER, for
any act or omission
in rendering services under this
Agreement, or for any losses
sustained in
connection with the matters to
which this agreement relates, so
long as there
has been no willful misfeasance,
bad faith, gross negligence, or
reckless
disregard of obligations or
duties on the part of the SUB-
ADVISER in performing
its duties under this Agreement.

VALIC shall perform quarterly
and annual tax compliance tests
and promptly
furnish reports of such tests to
the SUB-ADVISER after each
quarter end to
ensure that a Covered Fund is in
compliance with Subchapter M of
the Code and
Section 817(h) of the Code.
VALIC shall apprise the SUB-
ADVISER promptly after
each quarter end of any
potential non-compliance with
the diversification
requirements in such Code
provisions. If so advised, the
SUB-ADVISER shall
take prompt action so that the
Covered Funds complies with such
Code
diversification provisions, as
directed by VALIC.

4.	Representations of the
SUB-ADVISER and VALIC

        The SUB-ADVISER
represents, warrants, and agrees
as follows:

(a)	The SUB-ADVISER (i) is
registered as an investment
adviser under the
Advisers Act and will continue
to be so registered for so long
as this Agreement
remains in effect: (ii) is not
prohibited by the 1940 Act or
the Advisers Act
from performing the services
contemplated by this Agreement;
(iii) has met,
and will continue to meet for so
long as this Agreement remains
in effect,
any applicable federal or state
requirements, or the applicable
requirements of
any regulatory or industry self-
regulatory agency, necessary to
be met in order
to perform the services
contemplated by this Agreement,
(iv) has the authority
to enter into and perform the
services contemplated by this
Agreement, and
(v) will immediately notify
VALIC of the occurrence of any
event that would
disqualify the SUB-ADVISER from
serving as an investment adviser
of an
investment company pursuant to
Section 9(a) of the 1940 Act or
otherwise.

(b)	The SUB-ADVISER has
adopted a written code of ethics
complying with the
requirements of Rule 17j-1 under
the 1940 Act and if it has not
already done
so,will provide VALIC and VC I
with a copy of such code of
ethics together with
evidence of its adoption.

(c)	The SUB-ADVISER has
provided VALIC and VC I with a
copy of its Form ADV as
most recently filed with the SEC
and will promptly after filing
its annual
update to its Form ADV with the
SEC, furnish a copy of such
amendment to VALIC.

        VALIC represents,
warrants, and agrees as follows:

VALIC: (i) is registered as an
investment adviser under the
Advisers Act and
will continue to be so
registered for so long as this
Agreement remains in
effect: (ii) is not prohibited
by the 1940 Act or the Advisers
Act from
performing the services
contemplated by this Agreement;
(iii) has met, and will
continue to meet for so long as
this Agreement remains in
effect, any
applicable federal or state
requirements, or the applicable
requirements of any regulatory
or industry
self-regulatory agency,
necessary to be met in order to
perform the services
contemplated by this Agreement,
(iv) has the authority to enter
into and
perform the services
contemplated by this Agreement,
and (v) will
immediately notify the SUB-
ADVISER of the occurrence of any
event that would
disqualify VALIC from serving as
an investment adviser of an
investment company
pursuant to Section 9(a) of the
1940 Act or otherwise.

5.	Term of Agreement

This Agreement shall become
effective as to the Covered
Funds set forth on
Schedule A on the date hereof
and as to any other Fund on the
date of the
Amendment to Schedule A adding
such Fund in accordance with
this Agreement.
Unless sooner terminated as
provided herein, this Agreement
shall continue
in effect for two years from its
effective date. Thereafter, this
Agreement
shall continue in effect, but
with respect to any Covered
Fund, subject to the
termination provisions and all
other terms and conditions
hereof, only so long
as such continuance is approved
at least annually by the vote of
a majority of
VC I's directors who are not
parties to this Agreement or
interested persons of
any such parties, cast in person
at a meeting called for the
purpose of voting
on such approval, and by a vote
of a majority of VC I s Board of
Directors or
a majority of a Covered Fund's
outstanding voting securities.

This Agreement shall
automatically terminate in the
event of its assignment as
that term is defined in the 1940
Act, or in the event of the
termination of
the Investment Advisory
Agreement between VALIC and VC I
as it relates to any
Covered Funds; provided that the
termination of an Interim
Investment Advisory
Agreement between VC I and
VALIC, pursuant to Rule 15a-4
under the 1940 Act
upon shareholder approval of a
definitive Investment Advisory
Agreement with
respect to a Covered Fund, shall
not result in the termination of
this
Agreement as to such Covered
Fund. The Agreement may be
terminated as to any
Covered Funds at any time,
without the payment of any
penalty, by vote of
VC I's Board of Directors or by
vote of a majority of that
Covered
Fund's outstanding voting
securities on not more than 60
days' nor less than 30
days'
written notice to the SUB-
ADVISER, or upon such shorter
notice as may be
mutually
agreed upon by the parties. This
Agreement may also be terminated
by VALIC:
(i) on not more than 60 days
nor less than 30 days' written
notice to the SUB-
ADVISER,
or upon such shorter notice as
may be mutually agreed upon by
the parties,
without the payment of any
penalty; or (ii) if the SUB-
ADVISER becomes unable to
discharge
its duties and obligations under
this Agreement. The SUB-ADVISER
may terminate
this Agreement at any time, or
preclude its renewal without the
payment of
any penalty, on not more than 60
days  nor less than 30 days'
written notice
to VALIC, or upon such shorter
notice as may be mutually agreed
upon by the
parties.

6.	Other Matters

The SUB-ADVISER may from time to
time employ or associate with
itself any
person or persons believed to be
particularly fit to assist in
its performance
of services under this
Agreement, provided no such
person serves or acts as an
investment adviser separate from
the SUB-ADVISER so as to require
a new written
contract pursuant to the 1940
Act. The compensation of any
such persons will be
paid by the SUB-ADVISER, and no
obligation will be incurred by,
or on behalf
of, VALIC or VC I with respect
to them.
The SUB-ADVISER agrees that all
books and records which it
maintains for the
Covered Funds are the Covered
Funds  property. The SUB-ADVISER
also agrees
upon request of VALIC or VC I,
to promptly surrender the books
and records
in accordance with the 1940 Act
and rules thereunder, provided
that VALIC
reimburses the SUB-ADVISER for
its reasonable expenses in
making duplicate
copies of such books and records
for SUB-ADVISER s files. The
SUB-ADVISER
further agrees to preserve for
the periods prescribed by Rule
31a-2 under the
1940 Act the records required to
be maintained by Rule 31a-1
under the 1940 Act.

VALIC has herewith furnished the
SUB-ADVISER copies of VC I's
Prospectus,
Statement of Additional
Information, Articles and
Bylaws, investment
objectives, policies and
restrictions, and any applicable
procedures adopted
by VC I's Board of Directors, as
currently in effect and agrees
during the
continuance of this Agreement to
furnish the SUB-ADVISER copies
of any
amendments or supplements
thereto before or at the time
the amendments or
supplements become effective.
Until VALIC delivers any
amendments or
supplements to the SUB-ADVISER,
the SUB-ADVISER shall be fully
protected in
relying on the documents
previously furnished to it.
VALIC will inform
SUB-ADVISER of any anticipated
changes to the investment
objectives and/or
restrictions of the Covered
Funds as soon as reasonably
practicable.

The SUB-ADVISER is authorized to
honor and act on any notice,
instruction
or confirmation given by VALIC
on behalf of the Covered Funds
in writing
signed or sent by any of the
persons whose names, addresses
and specimen
signatures will be provided by
VALIC from time to time. The
SUB-ADVISER shall
not be liable for so acting in
good faith upon such
instructions, confirmation
or authority, notwithstanding
that it shall subsequently be
shown that the
same was not given or signed or
sent by an authorized person.

VALIC agrees to furnish the SUB-
ADVISER at its principal office
prior to use
thereof, copies of all
prospectuses, proxy statements,
reports to
shareholders,sales literature,
or other material prepared for
distribution to
shareholders of the Covered
Funds or the public that refer
in any way to the
SUB-ADVISER, and not to use such
material if the SUB-ADVISER
reasonably objects
in writing within ten (10)
business days (or such other
time as may be
mutually agreed) after receipt
thereof. In the event of
termination of this
agreement, VALIC will continue
to furnish to the SUB-ADVISER
copies of any
of the above-mentioned materials
that refer in any way to the
SUB-ADVISER.
VALIC shall furnish or otherwise
make available to the SUB-
ADVISER such other
information relating to the
business affairs of VALIC and
the Covered Funds as
the SUB-ADVISER at any time, or
from time to time, may
reasonably request in
order to discharge obligations
hereunder.

VALIC agrees to indemnify the
SUB-ADVISER for losses, costs,
fees, expenses
and claims which arise directly
or indirectly (i) as a result of
a failure by
VALIC to provide the services or
furnish materials required under
the terms
of this Investment Sub-Advisory
Agreement, or (ii) as the result
of any untrue
statement of a material fact or
any omission to state a material
fact required
to be stated or necessary to
make the statements, in light of
the
circumstances under which they
were made, not misleading in any
registration
statements, proxy materials,
reports, advertisements, sales
literature, or
other materials pertaining to
the Covered Funds, except
insofar as any such
statement or omission was
specifically made in reliance on
written information
provided by the SUB-ADVISER to
VALIC specifically for inclusion
in such
documents.

The SUB-ADVISER agrees to
indemnify VALIC for losses and
claims which arise
(i)as a result of a failure by
SUB-ADVISER to provide the
services or furnish
the materials required under the
terms of this Investment Sub-
Advisory
Agreement,
to the extent of and as a result
of the willful misconduct, bad
faith, gross
negligence or reckless disregard
of obligations or duties by the
SUB-ADVISER,
any of SUB-ADVISER s employees
or representatives; or (ii) as
the result of
any untrue statement of a
material fact or any omission to
state a material
fact required to be stated or
necessary to make the
statements, in light of
the circumstances under which
they were made, not misleading
in any
registration statements, proxy
materials, reports,
advertisements, sales
literature, or other materials
pertaining to the Covered Funds
to the extent
any such statement or omission
was made in reliance on
information provided by
the SUB-ADVISER to VALIC
specifically for inclusion in
such documents.

7.	Invalid Provision

The invalidity or enforceability
of any particular provision of
this Agreement
shall not affect the other
provisions, and this Agreement
shall be construed
in all respects as if such
provision were omitted.

8.	Amendment and Waiver

Provisions of this Agreement may
be amended, waived, discharged
or terminated
only by an instrument in writing
signed by the party against
which enforcement
of the change, waiver, discharge
or termination is sought. The
Agreement may be
amended by mutual written
consent of the parties, subject
to the requirements of
the 1940 Act and the rules and
regulations promulgated and
orders granted
thereunder.



9.	Notices

All notices hereunder shall be
given in writing (and shall be
deemed to have
been duly given upon receipt) by
delivery in person, by
facsimile, by
registered or certified mail or
by overnight delivery (postage
prepaid, return
receipt requested) to VALIC and
to SUB-ADVISER at the address of
each set forth
below:

        If to VALIC:

        Attn:  Nori L. Gabert,
Esq.
        2929 Allen Parkway
        Houston, Texas  77019
        Tel:  (713) 831-5165
        Fax:  (713) 831-2258

        If to SUB-ADVISER:

        American Century
Investment Management
        4500 Main Street, 9th
Floor
        Kansas City, MO  64111
        Attn:  General Counsel

The parties hereto have each
caused this Agreement to be
signed in duplicate on
its behalf by its duly
authorized officer on the above
date.

THE VARIABLE ANNUITY LIFE
INSURANCE COMPANY

     By:

     Name:

     Title:
ATTEST:




 AMERICAN CENTURY INVESTMENT
MANAGEMENT, INC.
           By:

         Name:


Title:
ATTEST:
SCHEDULE A
(Effective December 10, 2007)

SUB-ADVISER shall manage a
portion of the assets of the
following Covered
Funds and shall be compensated
on that portion, as follows:

	Covered Funds
	Fee

        Core Value Fund
			0.45% on the
first $150 million;

		0.40% on the next
$150 million; and

		0.35% over $300
million.

        Growth Fund*
			0.51% on the
first $500 million;

	0.47% on the next $500
million;

		0.43% on the next
$500 million; and

		0.40% over $1.5
billion.

	Small Cap Fund
			0.59%.


* For the purposes of
determining whether the Fund's
assets meet the breakpoint
set forth herein, the portion of
the Fund's assets managed by the
Subadviser
and the Fund's assets managed by
American Century Global
Investment
Management, Inc. shall be
aggregated.



SCHEDULE B
Wire Instructions for Fee
Payments



In accordance with Section 2,
Compensation of the SUB-ADVISER,
VALIC will send
payment as follows:


	Bank Routing Number:
101000019
	Bank Account Number:
2781779
	For Further Credit: VALIC
Sub-Advisory Fees for Month/Year